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                                                                     Exhibit 23

                         INDEPENDENT AUDITORS' CONSENT

   We consent to the incorporation by reference in Registration Statement No. 333-87210 on Form S-8 of Premcor Inc. of our report dated February 14, 2003 (March 6, 2003 as to Note 22), appearing in this Annual Report on Form 10-K of Premcor Inc. for the year ended December 31, 2002.

   We also consent to the reference to us under the reading "Selected Financial Data" in such Annual Report.

/s/ Deloitte & Touche LLP

St. Louis, Missouri
March 10, 2003